UNITED STATES
                       SECURITITES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                   -----------

                                   FORM 8 - K
                                  ------------

                                 CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

         Date of Report  (Date of earliest reported): July 23st, 2007


                      Reliant Financial Service Corporation
                        ---------------------------------

       (Exact name of small business issuer as specified in its charter)

         Florida                        000-29827              65-0656668
(State of jurisdiction                 (Commission            (IRS Employer
   of incorporation)                   File Number)       Identification Number)


                          80 Carlauren Drive Suite 23,
                         Woodbridge, ON, Canada L4L 7Z5
                    (Address of principal executive offices)

                                  905-264-1096
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b) )
[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c) )

Section 5.     Corporate Governance and Management

Item 5. 02.    Departure  of Directors or  Principal  Officers;  Appointment  of
               Principal Officers

Resignation of Officer and Director

     On July 23rd, 2007 the Board of Director of Reliant Financial Service Corporation (the "Corporation") accepted the resignation of its President and Chairman Boyd Sousanna and appointed one of its advisors, Jules Loeb, as its new Chairman and President and a Director.

     The Board of Directors reluctantly accepted Mr. Sousanna's resignation from senior positions with the Corporation with regret, noting his incalculable contribution to the establishment and development of the Corporation to date.

Appointment of President and Chairman of Board of Directors

     On July 23rd, 2007, Jules Loeb was appointed as the President and Chairman. Mr. Loeb has had a career of ever increasing executive responsibility in the food industry. Presently, he is the President and CEO of Karaud Limited, a family holding company.

     On the same date Anthony Florjancic was appointed a member of the Board of Directions of the Corporation. Mr. Florjancic is a well-known consumer activist.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Reliant Financial Service Corporation

Dated: July 30, 2007              /s/      Jules Loeb
                                  ------------------------------
                                  Jules Loeb, President




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